EXHIBIT (3)(i)(b)

                           ARTICLES OF AMENDMENT

                                    OF

                             HON INDUSTRIES INC.


The undersigned, an authorized natural person, for the purpose of amending the Articles of Incorporation of HON INDUSTRIES Inc. under the provisions and subject to the requirements of the State of Iowa (particularly Section 490.1006 of the Iowa Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Iowa Business Corporation Act"), hereby certifies that:

    FIRST:  The name of the corporation is HON INDUSTRIES Inc.

   	SECOND: Article Fourth, Section 4.01 of the Articles of Incorporation of HON INDUSTRIES Inc. is hereby amended in its entirety to read as follows:

          		"The aggregate number of shares which the Corporation shall
             have the authority to issue is 201,000,000 shares, consisting of 1,000,000 shares designated as "preferred shares" or
             "preferred stock," with a par value of $1.00 per share, and
             200,000,000 shares designated as "common shares" or "common stock," with a par value of $1.00 per share."

   	THIRD: The Amendment to Articles of Incorporation was adopted by the shareholders of HON INDUSTRIES Inc. at its annual meeting of shareholders held on May 12, 1998.

   	FOURTH: 30,826,307 shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc., each with one vote, were entitled to be cast on the Amendment to the Articles of Incorporation. No other shares of stock of HON INDUSTRIES Inc. were entitled to vote on the Amendment to the Articles of Incorporation. 27,083,573 votes were indisputably represented at the annual meeting of shareholders of HON INDUSTRIES Inc. held on May 12, 1998. 26,645,291 votes were cast in favor of the Amendment to the Articles of Incorporation and 418,512 votes were cast against the Amendment to the Articles of Incorporation. The number of votes cast for said amendment was sufficient for approval of the Amendment to the Articles of Incorporation.


IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of May 12, 1998.

                                   							HON INDUSTRIES Inc.

                                   							By	/s/ James I. Johnson
                                            _________________________
                             									      James I. Johnson
                                  							   Vice President, General
                                 							    Counsel and Secretary